 Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the quarterly report of the Federal Home Loan Bank of Indianapolis ("Bank") on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof ("Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

By: /s/ JONATHAN R. WEST
Name: Jonathan R. West
Acting Co-President - Chief Executive Officer
Executive Vice President - Chief Operating Officer - Business Operations
May 10, 2013

By: /s/ CINDY L. KONICH
Cindy L. Konich
Acting Co-President - Chief Executive Officer
Executive Vice President - Chief Operating Officer - Chief Financial Officer
May 10, 2013

By: /s/ K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President- Chief Accounting Officer
May 10, 2013